Exhibit 99.1

Company Contact: Tom Chesterman Tel: 510.601.2000 investor@bionovo.com

Bionovo Announces First Quarter 2011 Highlights and Financial Results

EMERYVILLE, Calif. – May 11, 2011 — Bionovo, Inc. (NASDAQ: BNVI) today announced first quarter highlights and financial results for the three months ended March 31, 2011.

“We started the first quarter by raising the necessary capital to advance Menerba, our lead drug for the treatment of menopausal hot flashes,” said Isaac Cohen, O.M.D., Bionovo’s Chairman and Chief Executive Officer. “We have since been proceeding with our clinical plan and manufacturing Menerba for the various clinical and non-clinical studies. As previously stated, we expect to be able to initiate the Phase 3 clinical trials for Menerba in the 3rd quarter of this year.”

Key Events and Milestones

•
On February 2nd, the Company closed a follow-on stock offering, with net proceeds of $27.3 million. The financing was led by Roths-Invest Asset Management AG, from the Nathan Rothschild Group, Zurich, Switzerland, and was underwritten by Cowen and Company.

•
On March 28th, Bionovo announced that it had initiated a “Tolerability Trial” for Menerba, the Company’s drug candidate for the treatment of menopausal hot flashes. The trial is intended to explore the tolerability of higher doses of Menerba.

“Our tolerability trial is progressing well, and at the anticipated rate. There have been no safety issues identified in the trial to date,” said Dr. Mary Tagliaferri, Bionovo’s President and Chief Medical Officer. “The data being gathered is as we forecasted, and we expect the trial will achieve its goals.”

•	The Company has also initiated additional preclinical, repeat-dose, toxicology studies of Menerba in dogs and rats required by the FDA prior to Phase 3 initiation.

“We expect the animal toxicological studies will be completed at the same time as the human tolerability study,” said Dr. Isaac Cohen, Bionovo’s Chairman and Chief Executive Officer. “An interim report shows no adverse effects observed at the highest feasible dose tested.”

•
The Company has now completed the construction and validation of its drug substance manufacturing facility in Hayward, California, and is commencing the manufacture of clinical material for the planned Phase 3 trial of Menerba. This facility replaces a contract manufacturer that was unable to meet the Company’s requirements for time, cost and quality.

“By identifying and securing an idle drug manufacturing facility with appropriate infrastructure, we will be able to shorten our manufacturing runtime, reduce our manufacturing cost, and enhance the quality of the product,” said Tom Chesterman, Bionovo’s Chief Financial Officer.

First Quarter Results

Total operating expenses for the three months ending March 31, 2011 were $4.9 million compared to $4.7 million for the same period in 2010. Total operating expenses for the first quarter included costs associated with initiating the Menerba tolerability clinical trial. The Company expects operating expenses to increase in the second quarter as it continues the tolerability testing for Menerba.

The Company reported a net loss for the three months ended March 31, 2011 of $1.7 million, or $0.04 per share, compared with a net loss of $4.7 million, or $0.22 per share, for the same period in 2010.  The decrease in net loss is due to the change in fair market value of the Company’s warrant liability of $3.1 million included in non-operating income for the three months ended March 31, 2011.

The Company ended the quarter with $23.1 million in cash, cash equivalents and short term investments, and began the quarter with $2.6 million, a difference of $20.5 million. The cash balance at the end of the quarter reflects the proceeds of the Company’s February 2011 public offering offset by operating expenses and capital expenditures to support the Menerba manufacturing facility in Hayward, California.

Conference Call

Bionovo will conduct a conference call and webcast to review the Company’s financial results and plans for 2011, today at 2 p.m., Pacific Time. Interested parties can access the call by dialing 800-747-9564, or can listen via a live audio only webcast, which can be found at http://bionovo.com/investors/events. A replay of the call will be available by dialing 800-633-8625 (replay code: 21523134 #) or via audio webcast at http://bionovo.com/investors/events.

About Bionovo, Inc.
Bionovo, Inc. is a pharmaceutical company focused on the discovery and development of safe and effective treatments for women's health and cancer, markets with significant unmet needs and billions in potential annual revenue. The company applies its expertise in the biology of menopause and cancer to design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of early and mid-stage clinical trials, Bionovo believes they have discovered new classes of drug candidates within their rich pipeline with the potential to be leaders in their markets. Bionovo is headquartered in Emeryville, California and is traded on the NASDAQ Capital Market under the symbol, "BNVI". For more information about Bionovo and its programs, visit: http://www.bionovo.com.

Forward Looking Statements
This release contains certain forward-looking statements relating to the business of Bionovo, Inc. that can be identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development, efficacy and safety, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. Bionovo, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Financial Tables on Following Pages

Bionovo, Inc.
(A Development Stage Company)
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	For the Three Months Ended March 31,		Accumulated from February 1, 2002 (Date of inception) to March 31,
	2011	2010	2011

Revenue	$65	$-	$1,858

Operating expenses:
Research and development	3,883	3,806	58,230
General and administrative	994	852	22,123
Merger cost	-	-	1,964
Total operating expenses	4,877	4,658	82,317

Loss from operations	(4,812)	(4,658)	(80,459)

Other income (expense):
Change in fair value of warrant liability	3,122	-	3,859
Interest income	9	8	2,100
Interest expense	(29)	(14)	(550)
Other expense, net	-	3	(206)
Total other income (expense)	3,102	(3)	5,203

Net loss	$(1,710)	$(4,661)	$(75,256)
Basic and diluted net loss per common share	$(0.04)	$(0.22)	$(6.39)

Shares used in computing basic and diluted net loss per share	43,550	21,509	11,786

Bionovo, Inc.
(A Development Stage Company)
Consolidated Balance Sheets
(in thousands, except share data)

	March 31, 2011	December 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,718	$2,638
Short-term investments	6,340	-
Receivables	76	49
Prepaid expenses	795	973
Other current assets	406	396
Total current assets	24,335	4,056
Property and equipment, net	12,116	6,647
Patents pending, net	1,465	1,259
Other assets	1,265	1,020
Total assets	$39,181	$12,982

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$613	$655
Accrued compensation and benefits	537	901
Current portion of capital lease obligations	989	1,055
Current portion of notes payable	27	40
Warrant liability	8,912	1,843
Other current liabilities	5,309	970
Total current liabilities	16,387	5,464
Non-current portion of capital lease obligations	583	836
Non-current portion of notes payable	79	81
Total liabilities	17,049	6,381

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding	-	-
Common stock $0.0001 par value, 340,000,000 shares authorized, 54,561,312 and 24,530,112 shares outstanding at March 31, 2011 and December 31, 2010, respectively	5	2
Additional paid-in capital	97,383	80,145
Accumulated other comprehensive income (loss)	-	-
Accumulated deficit	(75,256)	(73,546)
Total shareholders’ equity	22,132	6,601
Total liabilities and shareholders’ equity	$39,181	$12,982

* The balance sheet at December 31, 2010 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.